Exhibit 99.2

March 2026

abra

Disclaimer

DISCLAIMER

General

This presentation (together with oral statements made in connection herewith, this “Presentation”) is for informational purposes only to assist interested parties in making their own evaluation with respect to a proposed business combination (the “Business Combination”) and other transactions, which may (but will not necessarily) one or more financing transactions (together with the Business Combination, the “Transactions”) involving New Providence Acquisition Corp. III (“SPAC” or “NPAC”, which, after the consummation of the proposed Business Combination and following SPAC’s intended continuation out of the Cayman Islands and into Delaware so as to become a Delaware corporation in accordance with the terms of the transaction agreements, is referred to from time to time herein as the “Combined Company”) and Abra Financial Holdings, Inc. (along with its subsidiaries and affiliates, “Abra” or the “Company”, and together with SPAC, the “Parties”). The information contained herein does not purport to be all-inclusive and none of SPAC, the Company or their respective affiliates makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. The recipient should make its own independent investigations and analyses of SPAC, the Company and the Transactions and its own assessment of all information and material provided, or made available, by the Company, SPAC or any of their respective directors, officers, employees, affiliates, agents, advisors or representatives.

This Presentation does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination. This Presentation shall also not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any securities, nor shall there be any sale of securities in any states or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision.

The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves about and observe any such restrictions. The recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and that the recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder.

Confidentiality

This information is being distributed to you on a confidential basis. By receiving this information, you and your affiliates and representatives agree to maintain the confidentiality of the information contained herein. Without the express prior written consent of each of the Parties, this Presentation and any information contained within it may not be (i) reproduced (in whole or in part), (ii) copied at any time, (iii) used for any purpose other than your evaluation of the Parties and the Transactions or (iv) provided to any person except your employees and advisors with a need to know who are advised of the confidentiality of the information. This Presentation supersedes and replaces all previous oral or written communications between the parties hereto relating to the subject matter hereof.

This Presentation contains certain unaudited financial information about Abra and certain metrics and measurements based on such unaudited information, all of which information is subject to change based on the results of the PCAOB audit process being undertaken by Abra in connection with the Business Combination, which is underway as of the date of this Presentation.

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DISCLAIMER (Continued)

Forward-Looking Statements

This Presentation contains forward-looking statements within the meaning of the U.S. federal securities laws with respect to the parties and the Transactions (which include, but are not limited to, Abra management forecasts). SPAC's and/or Abra's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. For example, statements concerning expectations related to and potential benefits of the proposed business combination and related transactions, Abra's business plans, projections of Abra's future financial performance, and other estimates and forecasts concerning key performance metrics, milestones, and market opportunity are forward-looking statements. No representations or warranties, express or implied are given in, or in respect of, this Presentation. These forward-looking statements generally are identified by the words "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predict," "potential," "continue," and similar expressions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of Abra and SPAC and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; (2) the Transactions not being completed in a timely manner or not being completed by SPAC's business combination deadline; (3) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Transactions and definitive agreements with respect thereto; (4) the inability to complete the Transactions, including due to failure to obtain approval of the shareholders of Abra and SPAC or other conditions to Closing; (5) the inability to obtain or maintain the listing of the public company's shares on Nasdaq or another national securities exchange following the Transactions; (6) the ability of SPAC to remain current with its SEC filings; (7) the risk that the Transactions disrupts SPAC's and/or Abra's current plans and operations as a result of the announcement and consummation of the Transactions; (8) the ability to recognize the anticipated benefits of the Transactions, which may be affected by, among other things, competition, the ability of SPAC and Abra after the Closing to grow, manage growth and retain its key employees; (9) costs related to the Transactions and as a result of becoming a public company that may be higher than currently anticipated; (10) regulatory uncertainty regarding digital assets and digital asset-based products and services in various jurisdictions; (11) changes in business, market, financial, political and regulatory conditions; (12) Abra's anticipated operations and business, including risks related to the highly volatile nature of the prices of digital assets, market liquidity and the demand for digitals assets generally; (13) the go-forward public company's trading prices and other performance indicators will be highly correlated to the value of other digital assets and the price of digital assets may decrease between the signing of the definitive documents for the Transactions and the closing of the Transactions or at any time after the closing of the Transactions; (14) increased competition in the industries in which the go-forward public company will operate; (15) treatment of crypto assets for U.S. and foreign securities laws and tax purposes; (16) the inability of Abra to implement business plans, forecasts, and other expectations after consummation of the Transactions; (17) the risk that additional financing in connection with the Transactions, or additional capital needed following the Transactions to support Abra's business or operations, may not be raised on favorable terms or at all; (18) the evolution of the markets in which Abra competes; (19) the ability of Abra to implement its strategic initiatives and continue to innovate its existing products and services; (20) the level of redemptions of SPAC's public shareholders; (21) being considered to be a "shell company" by the securities exchange on which SPAC's common stock will be listed or by the Securities and Exchange Commission (the "SEC"), which may impact the ability to list SPAC's common stock and restrict reliance on certain rules or forms in connection with the offering, sale or resale of securities; ; (22) trading price and volume of SPAC's common stock may be volatile following the Transactions and an active trading market may not develop; (23) SPAC shareholders may experience dilution in the future due to the exercise of a significant number of existing warrants and any future issuances of equity securities in SPAC; (24) investors may experience immediate and material dilution upon Closing as a result of the Class B ordinary shares held by the Sponsor, since the value of the Class B ordinary shares is likely to be substantially higher than the nominal price paid for them, even if the trading price of SPAC common stock at such time is substantially less than the price per share paid by investors; (25) conflicts of interest that may arise from investment and transaction opportunities involving the Company, its affiliates and other investors and clients; (26) digital assets' trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes; (27) the custody of Abra's digital assets, including the loss or destruction of private keys required to access its digital assets and cyberattacks or other data loss relating to its digital assets, which could cause Abra to lose some or all of its digital assets; (28) aspects of Abra's business involve novel products, cryptocurrencies and tokens, which may not be attractive in the marketplace, once available, or may take longer to develop, implement and become widely adopted, or may face regulatory or other challenges (foreseen or unforeseen) that are greater or more challenging to resolve than Abra management currently anticipates; (29) a security breach or cyber-attack and unauthorized parties obtain access to digital assets held by Abra, Abra may lose some or all of its digital assets temporarily or permanently and its financial condition and results of operations could be materially adversely affected; (30) the emergence or growth of other digital assets, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, could have a negative impact on the value or price of digital assets utilized in Abra's business and adversely affect Abra's business; (31) risks related to staking, yield and lending products; (32) risks related to stablecoins such as depegging;

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DISCLAIMER (Continued)

(33) potential regulatory classification of digital assets applicable to Abra's business as securities could lead to Abra's classification as an "investment company" under the Investment Company Act of 1940 and could adversely affect the market price of digital assets and the market price of the go-forward public company's listed securities or impact the parties' ability to consummate the Transactions and the go-forward public company's ability to continue or scale Abra's operations following the Closing; and (34) other risks and uncertainties included in (x) the "Risk Factors" sections of SPAC's final prospectus in connection with its initial public offering, filed with the SEC on April 24, 2025 (the "IPO Prospectus") and (y) other documents filed or to be filed with or furnished or to be furnished to the SEC by SPAC and/or Abra, including in connection with the Transactions.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of the IPO Prospectus and the registration statement on Form S-4 to be filed by the parties, when available, and other documents filed by SPAC and Abra from time to time with the SEC. These filings will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. There may be additional risks that neither SPAC nor Abra presently knows, or that SPAC and/or Abra currently believe are immaterial, that could cause actual results to differ from those contained in the forward-looking statements. For these reasons, among others, investors and other interested persons are cautioned not to place undue reliance upon any forward-looking statements in this Presentation. Past performance by SPAC's or Abra's management teams and their respective affiliates is not a guarantee of future performance. Therefore, you should not place undue reliance on the historical record of the performance of SPAC's or Abra's management teams or businesses associated with them as indicative of future performance of an investment or the returns that SPAC or Abra will, or may, generate going forward. Neither SPAC nor Abra undertakes any obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this Presentation, except as required by applicable law.

Use of Projections

This Presentation contains financial and operating forecasts. These unaudited financial projections have been prepared by Abra's management and include projected financial numbers, comparative metrics and analyses which are based on or derived from such forecasts, all of which are forward-looking statements to which the preceding sections of this disclaimer regarding forward-looking information apply and which represent information developed by Abra's management in March 2026 or as of earlier dates. The forecasts have not been updated since the Presentation preparation date and may not be updated in connection with the Business Combination or otherwise. The forecasts also contain certain non-GAAP measures and metrics, as further described under the heading "Abra's Statement on Non-GAAP Measures" below. Additionally, aspects of the forecasts incorporate historical information about Abra which is unaudited and has not been reviewed by Abra's or SPAC's independent auditors. Abra's or SPAC's independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the unaudited financial projections for the purpose of their inclusion in this Presentation, and accordingly, they do not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These unaudited financial projections should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the unaudited financial projections are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective unaudited financial projections. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of Abra or that actual results will not differ materially from those presented in the unaudited financial projections. Inclusion of the unaudited financial projections in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

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Disclaimer DISCLAIMER (Continued) Industry and Market Data This Presentation has been prepared by Abra and its Representatives and includes market data and other statistical informatio n f rom third - party industry publications and sources as well as from research reports prepared for other purposes. Although the Parties believe these third - party sources are reliable as of their respective dates, none of the Parties or any of their respective Representatives has independently verified the accuracy or completeness of this information and cannot assure you of the data's accuracy or compl ete ness. Some data are also based on the Parties' good faith estimates, which are derived from both internal sources and the third - party sources. None of the Parties or their Representatives make any repres entation or warranty with respect to the accuracy of such information. The Parties expressly disclaim any responsibility or liability for any damages or losses in connection with the use of such infor mat ion herein. Accordingly, such information and data may not be included in, may be adjusted in, or may be presented differently in, any registration statement, prospectus, proxy statement or other report or d ocu ment to be filed or furnished with the SEC by SPAC or the Company. Trademarks and Intellectual Property All trademarks, service marks, and trade names of any Party or their respective affiliates used herein are trademarks, servic e m arks, or registered trade names of such Party or its respective affiliate, respectively, as noted herein. Any other product, company names, or logos mentioned herein are the trademarks and/or intellec tua l property of their respective owners, and their use is not alone intended to, and does not alone imply, a relationship with any Party, or an endorsement or sponsorship by or of any Party. Solely for conv eni ence, the trademarks, service marks and trade names referred to in this Presentation may appear without the *, TM or SM symbols, but such references are not intended to indicate, in any way, that a ny Party or the applicable rights owner will not assert, to the fullest extent under applicable law, their rights or the right of the applicable owner or licensor to these trademarks, service marks and trade na mes . AbraFi and USDAF USDAF is a synthetic stablecoin product of AbraFi, which is not a subsidiary or affiliate of Abra. USDAF will not be availabl e t o U.S. persons directly. U.S. clients of Abra Capital Management LP, which is a Registered Investment Adviser (RIA) and an indirect subsidiary of Abra Financial Holdings, Inc., may obtain indirect investme nt exposure to USDAF through advisory strategies offered by Abra. PROPRIETARY AND CONFIDENTIAL INVESTOR DECK 5

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DISCLAIMER (Continued)

Additional Information and Where to Find It

In connection with the Business Combination, a registration statement on Form S-4 (as amended or supplemented from time to time, the "Registration Statement") will be filed with the SEC, which will include a preliminary proxy statement/prospectus of SPAC and a prospectus of the Company (the "Proxy Statement/Prospectus"). The definitive proxy statement and other relevant documents will be mailed to shareholders of SPAC as of a record date to be established for voting on the Transactions and other matters as described in the Proxy Statement/Prospectus. SPAC and the Company will also file other documents regarding the Transactions with the SEC. This Presentation does not contain all of the information that should be considered concerning the Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS OF SPAC AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH SPAC'S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE TRANSACTIONS AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT SPAC, THE COMPANY AND THE TRANSACTIONS. Investors and security holders will also be able to obtain copies of the Registration Statement and the Proxy Statement/Prospectus and all other documents filed or that will be filed with the SEC by SPAC and the Company, without charge, once available, on the SEC's website at www.sec.gov or by directing a request to: 401 S County Road #2588, Palm Beach, Florida 33480, or upon written request to SPAC, via email at ir@newprovidenceacquisition.com.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS CURRENT REPORT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in Solicitation

SPAC and the Company and their respective directors, executive officers, certain of their shareholders and other members of management and employees may be deemed under SEC rules to be participants in the solicitation of proxies from SPAC's shareholders in connection with the Transactions. A list of the names of such persons, and information regarding their interests in the Transactions and their ownership of SPAC's securities are, or will be, contained in SPAC's filings with the SEC, including the IPO Prospectus and SPAC's Quarterly Report on Form 10-Q for the period ended September 30, 2025, filed with the SEC on November 14, 2025. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of SPAC's shareholders in connection with the Transactions, including the names and interests of SPAC's directors and executive officers, will be set forth in the Registration Statement and Proxy Statement/Prospectus, which is expected to be filed by SPAC and the Company with the SEC. Investors and security holders may obtain free copies of these documents as described above.

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EXECUTIVE SUMMARY

Executive Summary

ABRA COMPANY INTRODUCTION

Abra Financial Holdings, Inc. (Abra) is a rapidly scaling digital asset wealth platform delivering specialized products and services in the evolving digital asset market to institutions and high-net-worth clients

Core Focus & Security

Designed to meet rigorous institutional demands via proprietary software / systems offering top-tier account security, reduced counterparty risk, and competitive advantages in trading, investing, collateralized borrowing, and tokenization

Target Clients

Abra serves institutional investors, high-net-worth individuals, family offices, and wealth managers through its RIA business, which provides institutional-grade fiduciary services, as well as through other distribution channels offering integrated digital asset solutions

Revenue-Generating Divisions

Abra Capital Management (ACM): SEC-registered Investment Advisor (RIA) generating fees from assets under management (AUM) via custody, yield, lending, and trading services

Abra Tokenize: Operating segment within Abra that focuses on structured tokenization products and client solutions, leveraging AbraFi's on-chain system for real-world assets (RWA) tokenization, earning from stablecoin fiduciary roles, yield, lending, and RWA management[1]

Tokenization

Abra is uniquely positioned to capitalize on the pace and scale of RWA tokenization – which BlackRock is forecasting to exceed $1T by the end of 2030 – encompassing stocks, real estate, bonds, commodities etc. (NYSE/ICE has begun exploring the tokenization of equities and ETFs, including the potential for 24/7 trading)

Growth Trajectory

Since obtaining RIA status in mid-2024, AUM has grown rapidly with ~$540M of new deposits in 2025 at the time of deposit (nearly 5x YoY); near-term initiatives positioned to accelerate further expansion

Leadership Advantage

Founded & led by Bill Barhydt, a well-respected leader in the cryptocurrency and blockchain industry, and positioned to scale the platform with robust security and execution for high-value participants

(1) AbraFi is not a subsidiary or affiliate of Abra. Abra, in partnership with AbraFi, will offer clients access to AbraFi's USDAF. USDAF will not be available to U.S. persons directly, but will be available to U.S. clients of ACM.

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Executive Summary

ABRA TO GO PUBLIC IN PARTNERSHIP WITH NPAC

NPAC Summary

- New Providence Acquisition Corp. III (NASDAQ: NPAC) is a Nasdaq-listed SPAC sponsored by New Providence with approximately $301.7M cash in trust and a mandate to partner with high-growth companies positioned for the public markets

NPAC's Competitive Edge

- Experienced sponsor with deep private equity, operating and capital markets expertise
- Proven SPAC track record including AST SpaceMobile (NASDAQ: ASTS) which has raised $5B+ in capital since listing

Transaction Partnership with Abra

- NPAC believes Abra is uniquely positioned to become a leading institutional digital asset wealth platform, with differentiated capabilities across custody, asset management and yield as adoption of regulated digital asset infrastructure accelerates
- NPAC brings:
  - Public markets execution experience
  - Institutional investor network
  - Operational partnership to scale growth as a public company

NPAC Team



Alexander Coleman
Co-CEO & Chairman

- 25+ years in private equity, specializing in US middle-market companies in consumer goods, services, and manufacturing
- Founded Annex Capital and co-led funds at Citi and Allianz
- Served as CEO/Chairman/Director for various firms



Gary Smith
Co-CEO & Chairman

- 35+ years of leadership experience in global consumer businesses
- Former CEO of Red Bull North America
- Led acquisition and integration of numerous, complementary brands prior to sale to Dr Pepper

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Executive Summary

BACKGROUND & KEY MILESTONES



Bill Barhydt – Founder & Chief Executive Officer

- Engineer and applied mathematician
- Involved with the first commercial web browser
- Early builder of cross border mobile banking service
- Launched Abra initially for synthetic stablecoins
- Identified market opportunity for larger market participants requiring governance, security, execution and opportunity

Prior Experience

Goldman Sachs | Netscape | NASA | CIA

Abra's Evolution / Bill Barhydt's Sector Leadership*

2014	Founded to launch the crypto market's first synthetic stablecoin
2019	Developed early tokenized stock Proof of Concept
2024	Attained RIA status with the SEC Introduced Abra's DeFi based loan product
2025	Exceeded $500M in aggregate new client deposits
2026	Launched synthetic stablecoin USDAF on the AbraFi network[(1)] Intro of mobile app for ACM customers planned for H1 2026

Abra has built the first on-chain separately managed account (SMA), with years of domain experience bridging crypto native technologies and mainstream consumers

* Material aspects of Abra's business previously developed by Bill Barhydt under Plutus Financial Holdings, Inc.
(1) AbraFi is not a subsidiary or affiliate of Abra. Abra, in partnership with AbraFi, will offer clients access to AbraFi's USDAF. USDAF will not be available to U.S. persons directly, but will be available to U.S. clients of ACM.

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DIGITAL ASSET INVESTOR EXPECTATIONS SHAPING FINANCE INNOVATION

Structural Shifts Driving Adoption

- **Evolving Investor Demands** — Rapidly shifting expectations exceed traditional institutions' capabilities, forcing accelerated innovation in digital markets, products, services, and providers to meet modern needs
- **Mobile-First Lifestyle** — Smartphone ubiquity demands digital wallets, instant payments, and app-based banking for seamless engagement, retention, and 24/7 access
- **AI & Tech Advancements** — AI/LLMs enable automated credit scoring, efficient loan approvals, and 24/7 chatbots; blockchain/distributed ledger technology (DLT) delivers faster, secure, transparent, intermediary-reduced transactions (e.g., cross-border)
- **Increased Competition & Disruption** — Financial management platforms set new benchmarks with user-friendly speed in payments/loans, compelling traditional banks to digitize to stay relevant
- **Operational & Cost Efficiencies** — Digitization significantly decreases branch/manual overhead, handles high data volumes efficiently, reduces errors, and automates security—enabling scalable, low-cost models
- **Macro & Structural Drivers** — $2T+ private credit market fuels "originate-to-distribute" via digital platforms for syndication/securitization; drives "invisible banking"/BaaS, embedding seamless, real-time financial services into everyday apps / ecosystems(1)

On-chain rails are eliminating the historical separation between banking, investing, and settlement

(1) Source: IMF (April 2024).

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PROPRIETARY AND CONFIDENTIAL 12 EXECUTIVE SUMMARY Executive Summary ON - CHAIN FINANCE – THE NEW CONVERGENCE ERA Convergence of Financial Services Digital markets are consolidating segregated Traditional Finance (TradFi) products (banking, wealth management, capital markets, settlement) into a single on - chain financial operating system Migration to On - Chain Rails Assets, settlement, yield, credit, and custody now operate on unified, programmable digital infrastructure with real - time global access Rise of Wealth Management & Digital Platforms Digital financial management platforms like Abra have the potential to capture tremendous value by providing singular points of access where private capital can be held, invested, borrowed, and compounded seamlessly Structural Shifts Driving Adoption Traditional centralized institutions face challenges with client trust for digital assets; assets are becoming natively digital/programmable, with clearer regulatory support for on - chain models User - Centric "Experience" Economy Legacy paper - heavy processes and boundaries between banking and investing cannot satisfy modern demands for instant, 24/7 convenience, personalized services, transparency, and real - time visibility Abra is a digital asset wealth platform delivering institutional - grade, on - chain solutions for digital asset management, yield, and integrated finance Abra's Central Role:

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Executive Summary

DIGITAL ASSET TRENDS SUPPORTING ABRA'S GROWTH & RELEVANCE: EVOLUTION TOWARDS INSTITUTIONAL ADOPTION

Regulatory Progress

Regulatory progress and macro demand accelerating structural shifts toward mainstream adoption and integration of digital assets into core finance

Surging Institutional Adoption

Total digital asset market cap ~$2.5T [(1)]; including an estimated $31B+ [(2)] in new inflows during 2025, driven by clearer regulations, ETFs, and institutional participation reshaping capital flows

Higher Market Activity & Liquidity

Innovations like Bitcoin-backed lending activate dormant holdings for trading and structured products; digital asset trading volume has reached staggering levels, representing a dramatically higher turnover relative to market value than traditional public equities and signaling explosive velocity in trading and market activity

Expansion of Use Cases

Tokenized real-world assets (RWAs) grew from ~$5.5B to ~$25B in 2025 [(3)]

Stablecoins expanded to over $300B [(4)], enabling payments, yield, and tokenized ecosystems

Stablecoin Momentum as Key Indicator

Daily stablecoin transaction volumes reached ~$30B+ [(5)] (annual total ~$33T, up significantly YoY) [(6)]; represents massive untapped potential for wealth management platforms in tokenized finance

Exponential Future Growth Potential

Blockchain integration accelerating with digital cash equivalents and AI-driven assets positions platforms like Abra to capture institutional/high-net-worth demand for secure, accessible on-chain banking, lending, yield, and RWA tokenization

(1) CoinGecko (February 2026).
(2) Coin Telegraph (January 2026).
(3) JP Morgan Research (February 2026).
(4) The Block (October 2025).
(5) McKinsey (July 2025).
(6) Bloomberg (January 2026).

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• Segregated, title - retaining accounts • Abra eliminates counterparty risk through a no - rehypothecation lending and yield framework • Client Focus: HNW investors, family offices and institutions • Channels: Direct, RIAs, and private banks ABRA’S SOLUTION – FOUNDATIONAL ON - CHAIN INFRASTRUCTURE FOR INSTITUTIONS & PRIVATE WEALTH PROPRIETARY AND CONFIDENTIAL 14 EXECUTIVE SUMMARY Executive Summary Abra aims to meet the complex, rigorous demands of institutional investors and sophisticated private wealth (HNWI, family offices, institutions), capturing segments of the digital asset market through on - chain access designed for accessibility and security Convergence & Regulated Infrastructure: Designed to be an on - chain bridge between traditional finance and wealth management Structural Tailwinds Driving Adoption: Private wealth is moving on - chain as Bitcoin, stablecoins, and RWA tokenization trends drive institutional adoption ACM Is Built for the New Financial World Order: Proprietary execution to deliver seamless, regulated on - chain finance Client - Owned, On - Chain SMA Vaults Institutional Distribution Channels AbraFi's On - Chain Execution Engine (1) • Stablecoins, yield, lending, RWA tokenization • 24/7 programmable settlement and routing Supported by Key Tailwinds Abra’s Solution (1) AbraFi is not a subsidiary or affiliate of Abra. Abra, in partnership with AbraFi, will offer clients access to AbraFi's USDA F. USDAF will not be available to U.S. persons directly, but will be available to U.S. clients of ACM.

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Executive Summary

ABRA CAPITAL MANAGEMENT (ACM) – INSTITUTIONAL-GRADE DIGITAL ASSET PLATFORM

ACM is Abra's SEC-registered Investment Advisor (RIA) platform, delivering highly secure, regulated gateways for digital asset investing with fiduciary-grade governance, transparency, and accessibility for HNWI, family offices, and institutions

Core Security & Structure	Client deposits held in segregated, separately managed accounts (SMAs) via client-owned on-chain vaults; off-chain keys for added protection; zero rehypothecation exposure for clients
Access to AbraFi's On-Chain Engine[(1)]	Abra's ACM platform will leverage AbraFi's blockchain infrastructure connecting real-world assets (RWAs) to on-chain finance; enables stablecoins (including USDAF, a scalable, fully-backed synthetic dollar on Solana), yield generation, structured strategies, on-chain borrowing/lending, and accessible programmable payments; generates protocol revenue from usage and transactions
Comprehensive Products & Services	Offers custody, trading, staking, borrowing, yield products, and RWA tokenization; supports seamless fiat/crypto funding through integrated KYC/AML channels; assets flow into title-retaining segregated vaults
Regulated Custody & Tech Stack	Operates under RIA license with fiduciary oversight; custody powered by secure multi-party computation (MPC) wallets; layered architecture integrates with public chains (Ethereum, Solana); custom UI for accessibility, access control, staking, OTC, borrowing, and real-time reporting
Counterparty Risk Elimination	Vault architecture and on-chain smart contract settlement minimize reliance on intermediaries; eliminates third-party rehypothecation and centralized exposure for enhanced institutional trust
Revenue Model	Dual streams: (1) management fees (recurring AUM-based from institutional/RIA clients); (2) transaction revenue (trading, lending, staking, protocol participation fees)

(1) AbraFi is not a subsidiary or affiliate of Abra. Abra, in partnership with AbraFi, will offer clients access to AbraFi's USDAF. USDAF will not be available to U.S. persons directly, but will be available to U.S. clients of ACM.

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PROPRIETARY AND CONFIDENTIAL 16 EXECUTIVE SUMMARY ABRA APP: UNIFIED DIGITAL ASSET WEALTH EXPERIENCE* Executive Summary The Abra app will consolidate custody, trading, lending, yield strategies, and portfolio management into a single, intuitive pla tform designed to attract and retain high - value clients All Digital Asset Capabilities in One Platform • Manage trading, yield, borrowing, and asset allocation through a single interface • Eliminates fragmented functions across exchanges, wallets, and Decentralized Finance (DeFi) applications Simplifies Complex Strategies • Converts sophisticated on - chain financial tools into familiar wealth management workflows • Automated execution, monitoring, and reporting improve accessibility for advisors and clients Institutional - Quality Client Experience • Advanced portfolio analytics, performance tracking, and risk visibility • Designed for RIAs, family offices, and institutional users managing multi - asset portfolios Mobile - First, Global Accessibility • 24/7 access to liquidity, transactions, and portfolio management • Mobile and web - native interface supports seamless client engagement worldwide Drives Client Growth and Asset Consolidation • Encourages clients to consolidate assets within a single platform • Expands wallet share through integrated product cross - sell and strategy adoption The Abra app aims to transform digital assets into a seamless, scalable wealth management experience that accelerates client acquisition, engagement, and long - term asset growth * As of the date of this presentation, Abra's retail app is under development; Abra anticipates launching this app in 1H 2026 .

abra
Executive Summary

ABRAFI – TOKENIZATION PLATFORM FOR RWAS & DIGITAL CURRENCIES ON SOLANA

Abra will use AbraFi's Solana-native RWA and synthetic dollar protocol, previewed at Solana Breakpoint 2025, to be governed by a user-owned DAO with AFI, positioning Solana for institutional RWA leadership with services launching in H1 2026.

AbraFi[1]

Massive Market Opportunity — Stablecoins process $27T+ in annual volume (exceeding Visa)[2]; RWA tokenization projected to reach $30T by 2034 (Standard Chartered)[3]. Institutions demand secure, accessible exposure—AbraFi delivers via regulated rails through ACM integration (RIA framework)

Key Differentiators — Vertically integrated yield, lending, and custody; protocol fees on every transaction create scalable, headcount-independent revenue

Why Now: Structural Tailwinds — Pro-crypto regulatory momentum unlocking institutional capital; RWA tokenization emerging as the next major wave (BlackRock, Franklin Templeton active); Solana's high-throughput ecosystem accelerating execution for tokenized assets and DeFi

Flagship Product: USDAF — Fully backed, delta-neutral synthetic dollar, invented by Bill Barhydt in 2015, expected to be collateralized by SOL/USDT/USDC and hedged for peg stability, with USDAF—a staked, yield-bearing variant enabling native yield, treasury tools, on-chain FX, liquidity routing, and optimization

Core Capabilities & Expansion — Composable RWA and permissioned DeFi stack with modular yield strategies; open, developer-ready architecture (Phantom, Solana/Ethereum); institutional-grade accessibility; global distribution via ACM custody; AFI-powered governance and incentives

(1) AbraFi is not a subsidiary or affiliate of Abra. Abra, in partnership with AbraFi, will offer clients access to AbraFi's USDAF. USDAF will not be available to U.S. persons directly, but will be available to U.S. clients of ACM.
(2) Coin Telegraph (January 2025).
(3) Standard Chartered (June 2024)

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EXECUTIVE SUMMARY
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Executive Summary

USDAF – ABRAFI'S REVOLUTIONARY YIELD-BEARING SYNTHETIC STABLECOIN

Overview & Market

USDAF is AbraFi's first product[1]: a fully backed, yield-bearing synthetic dollar for institutional exposure, targeting the fast-growing $300B+ stablecoin market in 2025 and the strong demand for passive dollar yield[2]

Competitive Edge

Built entirely in-house and vertically integrated with Abra's custody, lending, and yield stack, led by a team with deep digital-asset experience (Bill Barhydt pioneered synthetic stablecoins in 2015).

Launch & Traction

Previewed at Solana Breakpoint 2025 in partnership with Solana; ~$35M raised to date with $50M+ targeted by Q1 2026; products going live and expanding in early 2026

Stability & Yield Mechanism

Delta-neutral, DeFi-hedged strategies keep the peg stable, with real-time transparent collateral across diversified assets (e.g., SOL, USDC/USDT). Users stake USDAF to mint USDAF and earn yield from protocol rewards, staking, and derivatives strategies

Offering

Built on Solana for speed and low fees, offering decentralized, permissionless access with no single counterparty risk; validated demand from peers like Ethena; monetization via protocol fees and AFI governance tokens

Ecosystem Impact

USDAF anchors AbraFi's institutional offering, enabling scalable on-chain yield, treasury tools, and RWA integration, positioning Abra at the forefront of tokenized finance

(1) AbraFi is not a subsidiary or affiliate of Abra. Abra, in partnership with AbraFi, will offer clients access to AbraFi's USDAF. USDAF will not be available to U.S. persons directly, but will be available to U.S. clients of ACM.
(2) Arkham (October 2025), McKinsey (July 2025).

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FINANCIAL OVERVIEW

abra
Financial Overview

MULTI-PRODUCT STRATEGY DRIVING DIVERSIFIED REVENUE STREAMS

Multi Product Strategy

ACM		Abra Tokenize	
Management Fee	Transactional Revenue	AbraFi[1]	Strategic On-Chain Treasury Deployment

Management & Custody Fees
Monthly recurring fees earned on client assets held and managed within segregated SMA vaults

Trading & Conversion Revenue
Transactional fees generated from client trading activity, asset conversions, and liquidity execution

Lending & Collateral Services
Monthly revenue from secured borrowing activity and capital deployed into yield strategies

Yield & Strategy Participation
Recurring revenue from capital deployed into on-chain yield strategies, liquidity programs, and structured digital asset exposures

Protocol Carry / Performance Share
Economic participation in strategy performance through carry or revenue share generated on AbraFi-enabled products

Governance Token Monetization
Value realization through strategic sales, allocation, or ecosystem growth of the AbraFi governance token

(1) AbraFi is not a subsidiary or affiliate of Abra. Abra, in partnership with AbraFi, will offer clients access to AbraFi's USDAF. USDAF will not be available to U.S. persons directly, but will be available to U.S. clients of ACM.

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Financial Overview

WE BELIEVE ABRA IS POSITIONED TO ADDRESS GROWING DEMAND OF THE DIGITAL ASSET MARKET BEYOND BITCOIN

Bitcoin Momentum and Expanding Digital Asset Adoption Support a Broad Growth Opportunity for Abra

Key Market Drivers Across the Full Digital Asset Stack

Crypto & Bitcoin Price Trajectory

Bitcoin remains the primary institutional entry asset

Long-term market scenarios implies BTC and overall market upside, supporting higher balances, collateral capacity, and activity. Under a bullish base case, BTC could reach $200K – $250K[1] by 2026 year end, based on a bullish projection by Fundstrat Global Advisors

Tokenization Momentum Beyond Bitcoin

Real-world asset tokenization at ~$25B today[2], projected to reach ~$30T by 2034[3], far surpassing crypto's current total market capitalization of ~$2.5T[4]

Stablecoins and tokenized instruments expanding on-chain liquidity and settlement use cases

Institutional Allocation

Advisors, family offices, and corporates seeking regulated custody, yield, and collateral solutions, with 1/3 of advisors investing in crypto for clients in 2025[5]

Adoption moving from exploratory exposure toward portfolio integration and utility

Retail Adoption

Growth in mobile app, wallet adoption and stablecoin usage supports long-term demand for crypto-native financial services

Users increasingly seeking yield, borrowing, and payments functionality — not just trading

Abra's Position for AUM Capture

Built for Crypto AND Broader RWA Tokenization

- Secure custody and advisory infrastructure capturing crypto-driven inflows and balances
- Platform intentionally built to support stablecoins, multiple cryptocurrencies, yield strategies, and tokenized assets as adoption broadens

Captures Both Institutional + Retail Demand

- RIA distribution, HNW onboarding, and app-driven growth channels
- Retail accessibility through mobile app without compromising institutional-grade custody and title-retaining SMA architecture

Enabling On-Chain Financial Utility

- AbraFi infrastructure being developed for tokenized finance growth[6]
- Unified custody, lending, and yield services designed for scalable on-chain capital deployment

(1) Fundstrat Global Advisors (January 2026).
(2) JP Morgan Research (February 2026).
(3) Standard Chartered (June 2024).
(4) CoinGecko (February 2026).
(5) Bitwise (January 2025).
(6) AbraFi is not a subsidiary or affiliate of Abra. Abra, in partnership with AbraFi, will offer clients access to AbraFi's USDAF. USDAF will not be available to U.S. persons directly, but will be available to U.S. clients of ACM.

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FINANCIAL HIGHLIGHTS
21

2025A 2026E 2027E ACM Abra Tokenize 2025A 2026E 2027E HNW RIA / Institutional App Financial Overview PROPRIETARY AND CONFIDENTIAL 22 FINANCIAL HIGHLIGHTS Note: AUM is recorded at year end. (1) See Assumptions (Slide 31) for additional detail. The 2026E – 2027E projections have been prepared by management and reflect c urrent estimates and assumptions regarding market conditions, client growth, product adoption, and digital asset pricing. The se forward - looking metrics are subject to significant risks and uncertainties, and actual results may differ materially (see slides 27 – 30 for additional detail). Projections include assumptions regarding the achievement of stated operating, AUM, and client growth targets and do not assume material expansion in overall crypto or market conditions unless otherwise noted. As of the date of th is presentation, certain products and structures described herein are not subject to standardized industry metrics and theref ore it may be difficult to compare the data here in with that of comparable companies. Assumes base case assumption of Bitcoin price of $80 ,000. (2) Assumes consummation of Business Combination in July 2026, resulting in net proceeds of $150M, which will be used by Abra fo r growth capital and general corporate purposes. (3) Represents the sum of new deposit inflows recorded during the month in which they are received. Amount of new deposits is hi gher than AUM as of December 31, 2025 as a result of decline in market value after such deposits were completed. ABRA FINANCIAL SUMMARY / MANAGEMENT FORECASTS (1)(2) ACM AUM (Year End) Net Revenue ~$175M $5M ~$43M ~$20M ~$23M ~$105M ~$70M ~$11B ~$2B $334M ~$1B ~$1B ~$5B ~$4B ~$3B Attained RIA Status in April 2024 2025 New Deposits (3) : $543M

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Financial Overview

DRIVERS OF ABRA'S GROWTH PROJECTIONS[(1)]

Growth projected to be driven primarily by net new client acquisition, channel expansion, and product adoption under stable market pricing assumptions[(2)]

Significant AUM Momentum With Key Growth Drivers

AUM Expansion and Diversification

- AUM expansion driven by net new client inflows across HNW and RIA / institutional channels, rather than digital asset price appreciation or growth from existing clients
- Institutional pipeline development to be supported by targeted campaigns and proactive sourcing to drive mandate conversion

Retail App Launch Planned (H1 2026)

- Launch of retail app to accelerate funded accounts and deposits
- Retail channel projected to contribute ~20% of total AUM by 2027E
- Digital channel supporting incremental HNW acquisition

Scaling Sales & Marketing Engine

- Expanded S&M motion, new CMO and sales team hires to deepen pipeline, increase institutional penetration and accelerate capital inflows
- Enables sales funnel expansion through outbound marketing, events, meetings and conversion rates (from registration, to KYC, to funding)

Revenue Engine Supporting Abra's Growth

ACM

- **Management & Custody Fees:** AUM expansion increases management fees across yield, collateralized lending, and custody
- **Trading & Conversion Revenue:** Increasing transactional revenue as AUM grows; new capital inflows drive more origination, trading and conversion revenue
- **Product Expansion:** Expanded offerings such as new yield and structured products to increase wallet share per client
- **Cross-Sell Opportunity:** New integrated app designed to enable seamless client interaction, trading and usage across products

Abra Tokenize[(3)]

- **Tokenized Products on AbraFi:** Launch of tokenized products in AbraFi ecosystem and broader USDAF adoption to expand product breadth and drive higher platform utilization
- **Investment Income:** Abra's expanding treasury of digital assets to drive revenue growth through active yield strategies and deployment
- **$AFI Monetization:** Monetization of the $AFI governance token as platform engagement and ecosystem usage increase

Note: Assumptions regarding USDAF based upon Athena (closest identified synthetic dollar comparable).
(1) See Assumptions (Slide 31) for additional detail. The 2026E–2027E projections have been prepared by management and reflect current estimates and assumptions regarding market conditions, client growth, product adoption, and digital asset pricing. These forward-looking metrics are subject to significant risks and uncertainties, and actual results may differ materially (see slides 27 – 30 for additional detail). Projections include assumptions regarding the achievement of stated operating, AUM, and client growth targets and do not assume material expansion in overall crypto or market conditions unless otherwise noted. As of the date of this presentation, certain products and structures described herein are not subject to standardized industry metrics and therefore it may be difficult to compare the data here in with that of comparable companies.
(2) Assumptions include (x) increased S&M spend and CMO onboarding in 1H 2026; (y) average HNW, institutional and retail investments of $350,000, $5,000,000 and $10,000, respectively, based on management professional experience and legacy Plutus data; and (z) new client conversion rates generally consistent with existing conversion rates and based upon management professional experience
(3) AbraFi is not a subsidiary or affiliate of Abra. Abra, in partnership with AbraFi, will offer clients access to AbraFi's USDAF. USDAF will not be available to U.S. persons directly, but will be available to U.S. clients of ACM.

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Financial Overview

2027E AUM & REVENUE SENSITIVITY ACROSS MARKET SCENARIOS

	Bear	Base	Bull
AUM 27E	~$10B	~$11B	~$14B
Revenue 27E	~$160M	~$175M	~$205M
Key Assumptions(1)	• $70,000 BTC avg price • Softer crypto market with lower BTC prices and activity • Slower institutional funding and longer onboarding cycles	• $80,000 BTC avg price, compared to ~$99,000 avg price of last 12 months(2) • Stable market with status quo BTC prices • Steady onboarding across institutional, HNW, and RIA channels as per business plan	• $100,000 BTC avg price • Strong crypto market with higher BTC prices trading activity • Accelerated institutional and RIA inflows

Source: Management estimates.
(1) See Assumptions (Slide 31) for additional detail. The 2026E–2027E projections have been prepared by management and reflect current estimates and assumptions regarding market conditions, client growth, product adoption, and digital asset pricing. These forward-looking metrics are subject to significant risks and uncertainties, and actual results may differ materially (see slides 27 – 30 for additional detail). Projections include assumptions regarding the achievement of stated operating, AUM, and client growth targets and do not assume material expansion in overall crypto or market conditions unless otherwise noted. As of the date of this presentation, certain products and structures described herein are not subject to standardized industry metrics and therefore it may be difficult to compare the data here in with that of comparable companies.
(2) Average of daily closing price (4.00pm ET) over the last 12 months as of 2/19/2026, FactSet.

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Financial Overview

TRANSACTION OVERVIEW

Key Highlights

- Abra to be acquired by New Providence Acquisition Corp. III at a Pre-Money Equity Value of ~$750 million
- Transaction may result in up to $270 million in proceeds to Abra, assuming zero redemptions
- Abra to roll 100% of existing shares

Estimated Sources and Uses ($M)

Sources		Uses	
Issuance of Shares	$750.0	Rollover Equity Value	$750.0
SPAC Cash in Trust	$301.7	Cash to Balance Sheet	$280.4
Abra Existing Cash[(1)]	$8.7	Est. Fees and Expenses	$30.0
Total Sources	**$1,060.4**	**Total Uses**	**$1,060.4**

Pro Forma Valuation at Closing ($M, except per share data)

Pro Forma Valuation Summary

Assumed Share Price	$10.00
Pro Forma Shares Outstanding (M)	112.7
Pro Forma Equity Value	**$1,126.7**
(-) Net cash on balance sheet	($280.4)
Pro Forma Enterprise Value	**$846.3**

Pro Forma Ownership[(2)]


NPAC Sponsor
7%
27%
NPAC Shareholders
Abra Shareholders
67%

(1) Existing cash reflects Abra's current cash balance and digital asset holdings, assuming digital asset prices as of 3/6/2026.
(2) Pro forma share ownership and share count exclude the impact of (i) public and private placement warrants issued by NPA and (ii) any outstanding Abra equity awards that will be rolled over and assumed by the Combined Company at closing; the ownership percentages presented herein reflect Abra Company rollover into 75.0M shares and do not give effect to the potential dilutive impact of such assumed options and warrants. Percentages presented in the pie chart do not total 100% due to rounding.

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abra

Financial Overview

COMPELLING VALUATION VS. PUBLIC PEERS TODAY



Tokenization Infrastructure
Digital Asset Exchanges
Diversified Financial Services
abra
FIGURE
Robinhood
coinbase
Bullish
charles SCHWAB
Interactive Brokers
Mean: 9.6x
Mean: 6.0x
EV / 27E Rev (1)
4.3x
8.9x
11.2x
5.6x
12.2x
4.8x
8.2x
5.0x

Current Abra valuation at a discount to peers

Source: Consensus estimates from FactSet and Capital IQ as of 2/27/2026.
Note: Forward revenue valuation metrics are based on CY2027E estimates.
(1) See Assumptions (Slide 31) for additional detail. The 2026E–2027E projections have been prepared by management and reflect current estimates and assumptions regarding market conditions, client growth, product adoption, and digital asset pricing. These forward-looking metrics are subject to significant risks and uncertainties, and actual results may differ materially (see slides 27– 30 for additional detail). Projections include assumptions regarding the achievement of stated operating, AUM, and client growth targets and do not assume material expansion in overall crypto or market conditions unless otherwise noted. As of the date of this presentation, certain products and structures described herein are not subject to standardized industry metrics and therefore it may be difficult to compare the data here in with that of comparable companies.

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PROPRIETARY AND CONFIDENTIAL
RISK FACTORS
27

Risk Factors

RISKS RELATED TO ABRA

Risks Related to Abra's Business

- Abra earns substantially all of its revenues based on assets under management ("AUM"), and any reduction in AUM, or the value of AUM, would reduce its revenues.
- Abra's business focuses on digital assets and its operating results will be affected by fluctuations in the prices of digital assets, the effects of which may include, among other impacts, fluctuations in digital asset transaction volumes, client AUM and the value of digital assets Abra holds on its balance sheet.
- Executing Abra's business plans includes operational risks that may materially and adversely affect its performance and results, and Abra may not be effective in mitigating any such risk.
- Abra's business depends on its ability to effectively invest in, implement improvements to, and properly maintain the uninterrupted operation, security and integrity of, its operating platform and other information technology and business systems.
- Abra's products rely on third-party decentralized finance ("DeFi") protocols and software that could be subject to risks such as hacks, bugs and exploits, which could cause client losses, expose Abra to risks and adversely impact its business.
- Assets that Abra manages may be exposed to counterparty risk in various investment strategies, and a counterparty's failure could result in client losses and adversely affect its business.
- Abra's historical financial statements and results are not necessarily representative of future performance or the full extent of the potential variability in AUM and revenues derived therefrom that it may experience in the future.
- Abra's plans to tokenize real-word assets ("RWA") are developing and may take longer to effectuate and not be as successful as management presently anticipates.
- Abra relies on information provided by clients and third parties, and inaccuracies in such information could adversely affect its advisory services and expose it to liability.
- Abra's business is highly dependent on key personnel, including its chief executive officer, and the loss of such individuals could materially adversely affect operations.
- Abra's chief executive officer's public profile may subject us to heightened regulatory scrutiny, investigations, or inquiries, regardless of whether any violation has occurred, which could be costly and distracting regardless of whether it has engaged in any unlawful conduct.
- If Abra is unable to successfully identify, hire and retain qualified individuals, it will not be able to implement its growth strategy successfully.
- The emergence or growth of novel or other digital assets, including those with significance private or public sector backing, including by governments, consortiums or financial institutions, could have a negative impact on the price of Bitcoin and other digital assets and adversely affect the value of Abra and its clients' assets or other aspects of Abra's business.
- Abra Capital Management, LP ("ACM") became a registered investment advisor relatively recently and certain products and services that Abra offers and expects to offer, including through AbraFi, are new and developing. which may present challenges and risks that Abra cannot or does not foresee.
- Abra's partnership with AbraFi, which is not a subsidiary or affiliate of Abra, is newly-established and unproven.
- Abra expects to retain a portion, which may be significant, of all AbraFi tokens ("AFI Tokens") in circulation at any time, which may create governance, control, and conflict-of-interest risks.
- AbraFi anticipates transitioning aspects of AFI token administration to a decentralized autonomous organization ("DAO") in accordance with the terms of applicable smart contracts and, over time, expects an increasing proportion of AFI governance tokens and associate voting rights to be distributed or sold to its clients. Such transition has not yet occurred and may not occur in a timely fashion or ever at all.
- Abra's retail app is currently under development and Abra cannot guarantee that all of the app's planned features, once launched, will be immediately available, attractive or widely-used by customers.
- Abra operates in highly competitive industries and compete against unregulated or less regulated companies and companies with greater financial and other resources, including established financial institutions, asset managers, banks and other financial services firms. Abra's business, operating results, and financial condition may be adversely affected if it is unable to respond to its competitors effectively.
- Abra may not be able to successfully implement its business plans or growth strategy on a timely basis or at all. If Abra fails to manage its growth effectively, this may adversely affect its operating results, prospects and the trading price of the Combined Company's common stock.
- The nature of Abra's business requires the application of complex financial accounting rules, and there is limited guidance from accounting standard setting bodies. If financial accounting standards undergo significant changes, Abra's operating results could be adversely affected.
- Abra's estimates of market opportunity and management's forecasts with respect to company growth and market opportunity are illustrative, based on certain assumptions, and may prove to be inaccurate.
- If the digital assets that Abra holds on its balance sheet are determined to constitute "securities" for purposes of the Investment Company Act of 1940 (the "Investment Company Act") and represent a significant portion of its total assets, Abra could be deemed an investment company required to register under the Investment Company Act, which would subject it to burdensome regulatory requirements, could impede its ability to consummate the proposed Business Combination and could restrict its future business activities.
- A determination that a digital asset is a "security," or that an activity in which Abra engages involves a "securities transaction" for purposes of U.S. federal securities laws could adversely affect the value of that digital asset and potentially digital assets generally. Such determinations could also result in increased regulatory scrutiny and compliance obligations, which could adversely impact Abra's business, AUM, revenues and results of operations as well as the market price of its common stock.
- If the SEC or any other party alleges that services Abra provides involve unregistered offers and sales of securities or unregistered securities broker-dealer activity in violation of the Securities Act or the Exchange Act and the courts agree, Abra may be required to cease such activities and may be subject to monetary and other penalties or other liabilities.
- Abra derives substantially all of its revenues from advisory contracts that may be terminated upon short or no notice.
- When client assets are deployed through omnibus or pooled structures for operational or protocol reasons, Abra must maintain complex allocation, reconciliation, and recordkeeping processes, and failures in such processes could result in financial losses, client disputes, regulatory scrutiny and reputational harm.

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PROPRIETARY AND CONFIDENTIAL

Risk Factors

RISKS RELATED TO ABRA (Continued)

- Failure to comply with investment guidelines set by Abra's clients, or errors, misconduct, or fraud by Abra's personnel, could result in client losses, claims against Abra, regulatory scrutiny or a decline in its AUM.
- Conflicts of interest inherent in Abra's advisory business, including those relating to affiliate relationships, personal trading, allocation of opportunities and performance-based fees, could subject Abra to regulatory scrutiny, client disputes, and reputational harm.
- If Abra chooses to hedge its exposures, such hedging transactions may be ineffective or reduce its overall performance.
- Short sales, borrowings and leverage of digital assets pose additional risks.
- Any failure to obtain, maintain, protect, defend or enforce Abra's intellectual property and other proprietary rights could adversely affect its business, financial condition and results of operations.

Risks Related to Digital Assets

- Digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.
- Transactions executed through digital asset trading platforms, many of which operate in a rapidly evolving regulatory environment and may lack the transparency, investor protections and operational safeguards associated with more established financial markets involve high degrees of risk and are not insured by the FDIC or SIPC. Such venues may are also susceptible to fraud, cybersecurity incidents, market manipulation and operational disruptions, which failures could negatively affect the value and liquidity of digital assets held in Abra's client accounts that Abra manages and expose Abra to reputational harm, client claims and decline in AUM and revenues.
- The continuing development and acceptance of digital assets and distributed ledger technology are subject to a variety of risks.
- Blockchain networks, digital assets and the digital asset trading platforms on which these assets are traded are dependent on internet and other blockchain infrastructure and susceptible to system failures, security risks and rapid technological change.
- Blockchain protocol changes or "forks" affecting digital assets held in client accounts could create operational, valuation and liquidity challenges and adversely affect Abra's business.
- Client accounts that Abra manages may engage in DeFi activities, and failures, vulnerabilities or disruptions in DeFi protocols could result in client losses and expose us to operational, legal and reputational risks.
- Transactions executed through DeFi protocols may be irreversible, and failures, exploits or liquidity constraints could prevent Abra from unwinding positions or mitigating losses.
- Client accounts that Abra manages may engage in transactions on DeFi protocols involving the provision of and access to liquidity of various types of digital assets using liquidity pools, which involve a number of risks and uncertainties and may expose Abra's AUM to concentrated risks that could result in rapid losses, reduced liquidity and increased client redemptions.
- Custodying of Abra's and its clients' Bitcoin and other digital assets involves risks, including the loss or destruction of private keys required to access Abra's and its clients' Bitcoin and other digital assets.
- The U.S. federal income tax treatment of transactions in digital assets is unclear and may change.

Risks Related to Market and Investment Performance

- Unfavorable market conditions could adversely affect Abra's business in many ways, including by reducing the fee revenue and new deposits received from client accounts, if any, or reducing its ability to attract and retain new clients.
- There are no guarantees that participating in Abra's services, products, strategies or offerings will result in favorable outcomes for clients. If Abra's investment or trading strategies perform poorly, clients could redeem their assets, it may become more difficult to attract new client investments, and Abra could suffer a decline in its AUM, which would reduce its revenues and ability to grow successfully.
- Abra's clients' portfolios are heavily concentrated around Bitcoin, Ethereum and Solana, which are highly correlated. Significant allocations to particular digital assets or asset classes in client accounts may result in underperformance relative to other market opportunities, which could reduce Abra's AUM and advisory revenues.
- If investments in, or transactions involving, digital assets decline, Abra's platform offerings would be less attractive in the marketplace and its results of operations would suffer.

Risks Related to Regulatory, Legal and Reputational Matters

- Abra is a holding company and its advisory activities are conducted through a registered investment adviser ("RIA") subsidiary, which means the parent company is not registered as an investment company under the Investment Company Act of 1940 and is not itself registered as an RIA. Investors in the parent company may have incorrect assumptions about the regulatory status of Abra and related investor protections even though investors in the parent company do not receive the protections applicable to investors in mutual funds and exchange-traded funds.
- Abra may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect its business, financial condition, and results of operations.
- Certain digital assets and transactions in client accounts may be subject to regulatory authority by the SEC, CFTC or other regulatory agencies. Any fraudulent or manipulative trading activity affecting such assets could subject Abra to increased regulatory scrutiny, enforcement, and litigation.
- As Abra's business develops and grows, Abra may need to secure additional licenses, permits and approvals to operate its business in accordance with management's plans.
- Regulatory proceedings, litigation, settlement terms and negative publicity involving related entities operating under the "Abra" brand or formerly associated with Plutus Financial Holdings, Inc. may limit aspects of Abra's operations and adversely affect its business and reputation and subject Abra to increased regulatory scrutiny.
- From time to time, Abra may be involved in legal and regulatory investigations or proceedings and commercial or contractual disputes, which could have an adverse impact on its financial condition and results of operations.
- The regulatory environment in which Abra operates is subject to continual change and regulatory developments designed to increase oversight, which may materially and adversely affect its business.

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28

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Risk Factors

RISKS RELATED TO ABRA (Continued)

- The asset management business is highly regulated and regulators may apply or interpret these regulations with respect to digital assets in novel and unexpected ways.
- Abra's operating results and prospects may suffer if aspects of the services or products it offers are determined not to comply with applicable legal requirements or Abra becomes subject to governmental investigations or proceedings that distract management from other activities or increase costs.
- Competing industries may have more influence with policymakers than the digital asset industry, which could lead to the adoption of laws and regulations that are harmful to the digital asset industry and Abra's business.
- Legislative or regulatory changes or actions by the U.S. Congress or any U.S. federal or state agencies could restrict the use of one or more digital assets, the ability to enter into transactions referencing digital assets, validating or mining activity, the operation of digital asset networks or digital asset trading platforms in a manner that adversely affects Abra's business.
- Legislative or regulatory changes or actions in foreign jurisdictions may affect Abra's business or restrict the use of one or more digital assets, transactions referencing digital assets, mining activity or the operation of their networks or the digital asset trading platform market in a manner that adversely affects Abra's business.

Risks Related to Third Parties

- Abra's business relies on third parties, including digital asset trading platforms, custodians, blockchain networks, internet and cloud infrastructure providers, and other service providers, which subject Abra to risks that it may not be able to control or remediate.
- Assets that Abra manages are typically held with third-party custodians, including digital asset custodians, and a failure by such custodians or other service providers to safeguard those assets could result in client losses and adversely affect Abra's business.
- Disruptions to Abra's information technology systems or infrastructure, or those of third parties and digital asset infrastructure providers on which its business relies, whether caused by cybersecurity incidents, natural disasters, pandemics, geopolitical events or other force majeure events could impair Abra's ability to execute transactions, access client assets or provide services to clients. Such disruptions to Abra's businesses could damage its reputation, increase its costs, and have a material adverse effect on its business, financial condition and results of operations.
- Any inability to maintain adequate relationships with affiliates, third-party financial institutions and trading venues with respect to, and any inability to settle customer trades related to, Abra's digital asset strategies, may adversely affect its business, financial condition and results of operations.

General Risks

- Recent macroeconomic pressures resulting from ongoing geopolitical or other matters may have an adverse impact on Abra's business, financial results and prospects.
- Inflation and increased interest rates may adversely affect Abra's financial condition and results of operations.
- Changes in U.S. and foreign government policy, including the imposition of or increases in tariffs and changes to existing trade agreements, could have a material adverse effect on global economic conditions and Abra's business, financial operations and prospects.
- Abra obtains and processes sensitive customer data. Any real or perceived improper use of, disclosure of, or access to such data could harm Abra's reputation, as well as have an adverse effect on its business.
- Abra's insurance coverage may not be adequate to protect it from all business risks.

Risks Related to SPAC and the Proposed Business Combination

- The ability of SPAC shareholders to exercise redemption rights with respect to a large number of public shares, the terms of the proposed Business Combination and other factors may not allow SPAC to complete the proposed Business Combination or optimize its capital structure.
- There is no assurance that SPAC's diligence will reveal all material risks that may be present with regard to Abra. If SPAC's due diligence investigation was inadequate, shareholders of SPAC and the Combined Company could lose some or all of their investment.
- Past performance by any member of the SPAC management team or the board of directors of SPAC, the SPAC's sponsor (the "Sponsor") or any of their respective affiliates, may not be indicative of future performance of an investment in SPAC or the Combined Company.
- SPAC's Sponsor, directors and officers have potential conflicts of interest in recommending that SPAC shareholders vote in favor of the proposed Business Combination.
- If the proposed Business Combination is not approved and SPAC does not consummate another initial business combination by its deadline, then the Sponsor's shares and warrants of SPAC will become worthless and the expenses it has incurred will not be reimbursed. These interests may influence the Sponsor's decision to approve the proposed Business Combination.
- SPAC's Sponsor, directors and officers have agreed to vote in favor of the proposed Business Combination, which will increase the likelihood that the SPAC will receive the requisite shareholder approval of the proposed Business Combination.
- SPAC may not have valued Abra's business and prospects accurately, which could affect trading prices of the Combined Company's common stock after closing.
- The proposed Business Combination and the transactions contemplated thereby may be approved regardless of how SPAC's public shareholders vote. Holders of SPAC founder shares, including SPAC's Sponsor, directors and officers and any of their respective affiliates, may receive a positive return on such shares, even if SPAC's public shareholders experience a negative return on their investment after the consummation of the proposed Business Combination.

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RISK FACTORS

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Risk Factors

RISKS RELATED TO ABRA (Continued)

- SPAC and Abra will incur significant transaction and transition costs in connection with the proposed Business Combination, which will limit the amount of proceeds, if any, from the proposed Business Combination and any related financing transactions available to the Combined Company to carry out its business plans.
- If the conditions to the proposed Business Combination are not met, the proposed Business Combination may not occur.
- The Business Combination Agreement contains provisions that limit SPAC from seeking an alternative business combination.
- The Combined Company will need to satisfy initial listing requirements of the national securities exchange on which the Combined Company's shares are listed at Closing, its status as a "shell company" may impact the Combined Company's ability to maintain compliance with exchange listing requirements and restrict reliance on certain rules or forms in connection with the offering, sale or resale of securities.
- SPAC's shareholders will experience significant dilution as a consequence of the proposed Business Combination and related financings, if any.
- SPAC and its shareholders will not have the protection of any indemnification, escrow, price adjustment or other provisions that allow for a post-closing adjustment to be made to the total merger consideration in the event that any of the representations and warranties in the Business Combination Agreement made by Abra or any other party thereto ultimately proves to be inaccurate or incorrect.
- Negative developments in the cryptocurrency industry, including fraud, cybercrime or platform failures, may result in unfavorable publicity and could impact investor sentiment with respect to the Combined Company after the proposed Business Combination even if the Combined Company is not directly involved in any of the reported events.
- Future developments regarding the treatment of crypto assets for U.S. and foreign tax purposes could adversely impact business prospects of the Combined Company after the proposed Business Combination.

Risks Related to Operating as a Public Company

- The Combined Company will require additional capital to pursue its business plans, which may not be available on favorable terms, or at all.
- Future sales and issuances of the Combined Company's common stock or rights to purchase common stock, including pursuant to equity incentive plans, in connection with strategic or commercial transactions and future capital raise or other financing transactions, if any, may result in material dilution of the percentage ownership of the Combined Company's stockholders and could cause the Combined Company's stock price to decline.
- The Combined Company's trading prices are expected to be highly correlated with the price of Bitcoin and other digital assets, which may change between the time the parties enter into definitive agreements related to the proposed Business Combination transaction and the Closing, if any, of the transaction and any time after the proposed Business Combination is consummated.
- The Combined Company's quarterly operating results, revenues, and expenses may fluctuate significantly, including as a result of volatility in digital asset market conditions, which could have an adverse effect on the market price of its common stock.
- There can be no assurances that a liquid trading market for the Combined Company's common stock will develop or be maintained after closing of the proposed Business Combination.
- Redemptions by SPAC public shareholders prior to or in connection with the Closing will reduce proceeds from the SPAC trust account available to Abra from the proposed Business Combination.
- Abra has not previously been a public company and Abra's management has limited experience operating a public company. Operating as a public company will require significant management attention and increased costs, which may strain resources and divert focus from executing Abra's business strategy.
- The Combined Company will incur significant expenses and administrative burdens as a public company, which could have an adverse effect on the Combined Company's business, financial condition, and results of operations.
- The Combined Company will be required to develop and maintain proper and effective internal control over financial reporting.
- The Combined Company will need to hire additional personnel to satisfy its public reporting and other obligations.
- The Combined Company is expected to qualify as an emerging growth company and smaller reporting company, eligible for exemptions from certain disclosure requirements. The reduced disclosure may provide less information to investors, limiting comparability to common stock of other similar companies and reduce demand for, and the trading price of, the Combined Company's common stock.
- If analysts publish unfavorable reports or do not provide research coverage of the Combined Company's common stock, the trading price and liquidity of the Combined Company's common stock may be adversely affected.
- There can be no assurance that the Combined Company will be able to comply with the continued listing standards of the national securities exchange on which Combined Company shares are listed.
- The Combined Company does not anticipate paying any cash dividends in the foreseeable future.

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RISK FACTORS
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Annex A

ANNEX A: KEY ASSUMPTIONS RELATING TO BASE CASE PROJECTIONS[1][2]

2026E Model & KPI Assumptions

ACM

ACM growth supported by new sales motion, including hiring a new CMO, distribution expansion, institutional pipeline development, & retail channel launch.

- HNW clients growth from ~380 clients to ~1.5K; ~$850M AUM by 2026E year end
- RIA / Institutional accounts scale from 0 to ~250; ~$1B AUM by 2026E year end
- New app launch driving ~15K Funded App Accounts; ~$150M AUM by 2026E year end

Abra Tokenize[3]

Abra Tokenize drives incremental revenue and capital inflows through tokenized product expansion, USDAF balance growth, and governance token participation

- Initial commitments of $50M seed funding to kickstart and accelerate AbraFi / USDAF adoption, driving ~$500M of assets deployed on-chain by 2026E year end
- Expansion of Abra's Digital Treasury of ~$150M for yield and capital deployment (1H 2026 projected launch date)

Market Assumptions

- BTC avg. price: $80,000
- Assumes no fundamental change in macro or crypto market drivers

2027E Model & KPI Assumptions

ACM

Continued scaling of distribution, institutional mandate wins, and retail channel acceleration

- HNW clients grow to ~13.5K HNW Clients; ~$5B AUM by 2027E year end
- RIA / Institutional grow to ~730 Accounts; ~$4B AUM by 2027E year end
- App download and funding acceleration with ~250K Funded App Accounts; ~$2B AUM by 2027E year end

Abra Tokenize[3]

Continued expansion of new tokenized products (equity, credit, structured yield, etc.) on AbraFi network

- Increased USDAF circulation and ecosystem utilization with ~$1.8B of assets deployed on-chain
- $AFI governance token participation enhancing capital efficiency and monetization

Market Assumptions

- BTC avg. price: $80,000
- Assumes no fundamental change in macro or crypto market drivers

(1) The 2026E–2027E projections have been prepared by management and reflect current estimates and assumptions regarding market conditions, client growth, product adoption, and digital asset pricing. These forward-looking metrics are subject to significant risks and uncertainties, and actual results may differ materially (see slides 27 – 30 for additional detail). Projections assume the achievement of stated operating, AUM, and client growth targets and do not assume material expansion in overall crypto or market conditions unless otherwise noted. As of the date of this presentation, certain products and structures described herein are not subject to standardized industry metrics and therefore it may be difficult to compare the data here in with that of comparable companies.
(2) Assumes consummation of Business Combination in July 2026, resulting in net proceeds of $150M, which will be used by Abra for growth capital and general corporate purposes.
(3) Abra, in partnership with AbraFi, will offer clients access to AbraFi's USDAF. USDAF will not be available to U.S. persons directly, but will be available to U.S. clients of ACM.

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THANK YOU INVESTOR DECK 32 PROPRIETARY & CONFIDENTIAL